EXHIBIT 99.2

                                                            Contact: Ron Drapeau
                                                                    Brad Holiday
                                                                    Larry Dorman
                                                                  (760) 931-1771

               CALLAWAY GOLF PROVIDES GUIDANCE FOR FULL YEAR 2002,
                      AND FIRST QUARTER AND FULL YEAR 2003

      CARLSBAD, Calif./ December 16, 2002/ Callaway Golf Company (NYSE:ELY) today announced that it expects net sales and earnings for the year ending December 31, 2002 to be higher than current Wall Street projections. Positive early results from the launch of the new Great Big Bertha(R) II premium titanium line of drivers, continued strong demand for the Odyssey(R) White Hot(R) 2-Ball Putter, and higher sales in core products are driving the higher net sales. The Company currently expects net sales for the full year to be approximately $790 million, and earnings for the full year to be between $0.96 and $1.00, including about $0.16 per share as the result of a reduction in warranty reserve reflected in the third quarter. Excluding the $17.0 million non-cash reduction of warranty reserve, full year diluted earnings per share is expected to be between $0.80 and $0.84.

      The Company's guidance for the full year 2002 includes a pre-tax charge of $2.25 million associated with a recent customs and duty assessment in Korea. Although this assessment occurred after the Company had reported earnings for the third quarter, accounting rules will require the Company to reflect the adjustment in its 10-Q for the third quarter when filed. The Company intends to appeal the assessment. However, accounting rules do not permit the Company to record any offsets for anticipated future recoveries at this time.

      For the first quarter and full year 2003, respectively, the Company's current guidance is that net sales are estimated to be approximately $270 million, a 5% increase compared to 2002, with annual net sales estimated to be flat year over year. Fully diluted earning per share are estimated to be $0.54 for the quarter, and $0.88 for the full year, excluding the warranty adjustment from 2002 results. In providing this guidance, the Company is taking into account an expected improvement in product mix and some savings as a result of the cost reduction actions implemented in 2002. Some of this extra margin will be re-invested in carefully managed promotional spending and legal costs associated with protecting the Company's intellectual property.

      At this time the Company's guidance for 2003 does not include any revenues or earnings associated with additional new club or ball product launches that may or may not occur later in 2003. The Company traditionally does not pre-announce product launches and, consistent with that practice, does not intend to provide early disclosure, one way or the other, regarding any currently unannounced product launches for 2003. As a result, the full year guidance does not include any boost to fourth quarter business similar to what occurred in the fourth quarter of 2002 with the limited launch of Great Big Bertha II Drivers.

      "As previously stated, the Company is addressing all available actions to eliminate the losses in its golf ball business," said Ron Drapeau, Chairman, President and CEO. "In the short term we have been able to reduce some operating costs through our recent reduction in headcount, and we have planned for some savings in 2003 through the better management of advertising and selling expenses while maintaining our important position as the #2 ball on the professional tours. We are also in the process of evaluating a possible consolidation of club and ball manufacturing operations that could result in a reduction in overhead expenses."

      "Other options regarding our golf ball business are still under evaluation," Mr. Drapeau continued. "I have read that some analysts have suggested we look at options ranging from expanding our ball manufacturing operations and making golf balls for others, to eliminating our ball manufacturing and sourcing all of our requirements from a third party. All I can say at this time is that these options, as well as others, are among those being reviewed by management and the Board of Directors as we target for ourselves the goal of achieving profitability by 2004."

      At the current time, the Company does not see significant improvement in many of the factors that have had a negative effect on sales and earnings in 2002. For example, the economies in the U.S. and Japan are not expected to improve significantly next year, and consumer spending in those countries remains at depressed levels. There has yet to be any observable evidence that the number of rounds played is likely to increase or even stop declining in 2003. Moreover, the ruling bodies in golf continue to review matters such as a limitation on club head size and the overall performance of golf balls, and rulings rolling back either could confuse consumers and disrupt the market as happened this year with the aborted decision on driver COR. Such factors are beyond the Company's control, and a change for the worse in any of these areas could limit the Company's ability to achieve its targets for the year.

      As announced today, the Board of Directors and its Audit Committee unanimously agreed to dismiss KPMG LLP as the Company's outside independent auditors, and to engage Deloitte & Touche as auditors for 2002, pending the satisfactory completion of their customary client acceptance procedures. At the time of the change in auditors, the final decision regarding the proper treatment of the reduction in warranty reserves of approximately $17 million had not yet been made, and the Company's filing with the SEC of its Report on Form 10-Q had not been completed. The Audit Committee will ask Deloitte & Touche to make resolution of this matter a high priority. Investors are reminded, however, that this matter involves a non-cash adjustment that would either remain in the current period or, if restated, would positively impact prior period earnings.

      The Company will hold a conference call to discuss this guidance at 1:30pm PST today.

                                      *****

DISCLAIMER: STATEMENTS USED IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS, FINANCIAL RESULTS OR PERFORMANCE, INCLUDING STATEMENTS RELATING TO THE COMPANY'S FUTURE PROSPECTS, AND ESTIMATED SALES AND EARNINGS, AND INCLUDING STATEMENTS REGARDING THE APPOINTMENT OF NEW AUDITORS AND GOLF BALL BUSINESS IMPROVEMENTS OR PROFITABILITY, ARE FORWARD-LOOKING STATEMENTS AS DEFINED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON CURRENT INFORMATION AND EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED AS A RESULT OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO ADVERSE MARKET AND ECONOMIC CONDITIONS, MARKET ACCEPTANCE OF CURRENT AND FUTURE PRODUCTS, INCLUDING THE COMPANY'S GOLF BALL PRODUCTS AND THE COMPANY'S GOLF CLUB PRODUCTS, ADVERSE WEATHER CONDITIONS AND

SEASONALITY, COMPETITIVE PRESSURES, FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES, DELAYS, DIFFICULTIES OR INCREASED COSTS IN THE MANUFACTURING OF THE COMPANY'S GOLF CLUB OR BALL PRODUCTS, OR IN THE PROCUREMENT OF MATERIALS OR RESOURCES NEEDED TO MANUFACTURE THE COMPANY'S GOLF CLUB OR BALL PRODUCTS, ANY ACTIONS TAKEN BY THE USGA OR OTHER GOLF ASSOCIATION THAT COULD HAVE AN ADVERSE IMPACT UPON DEMAND FOR THE COMPANY'S PRODUCTS, AND THE EFFECT OF TERRORIST ACTIVITY OR ARMED CONFLICT ON THE ECONOMY GENERALLY, ON THE LEVEL OF DEMAND FOR THE COMPANY'S PRODUCTS OR ON THE COMPANY'S ABILITY TO MANAGE ITS SUPPLY AND DELIVERY LOGISTICS IN SUCH AN ENVIRONMENT. FOR ADDITIONAL INFORMATION CONCERNING THESE AND OTHER RISKS AND UNCERTAINTIES, SEE PART I, ITEM 2 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2002, AS WELL AS OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS ON FORMS 10-K, 10-Q AND 8-K SUBSEQUENTLY FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO REPUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                      *****

Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including Great Big Bertha(R) II Titanium Drivers and Fairway Woods, Big Bertha C4(TM) Compression Cured Carbon Composite Drivers, Big Bertha ERC(R) II Forged Titanium Drivers, Big Bertha ERC Forged Titanium Fairway Woods, Big Bertha Hawk Eye(R) VFT(R) and Big Bertha Hawk Eye VFT Pro Series Titanium Drivers and Fairway Woods, Big Bertha Steelhead(TM) III Stainless Steel Drivers and Fairway Woods, Hawk Eye VFT Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead X-14(R) and Steelhead X-14 Pro Series Stainless Steel Irons, and Callaway Golf Forged Wedges. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(R), and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Blue and HX Red balls, the CTU 30(R) Blue and CTU 30 Red balls, the HX 2-Piece Blue and HX 2-Piece Red balls, the CB1(R) Blue and CB1 Red balls, and the Warbird(TM) golf balls. For more information about Callaway Golf Company, please visit our Web sites at www.callawaygolf.com and www.odysseygolf.com.